Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of CoreWeave, Inc. of our report dated January 22, 2025, except for the effects of the stock split described in Note 1 as to which the date is March 19, 2025, relating to the consolidated financial statements of CoreWeave, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/ RSM US LLP

Minneapolis, Minnesota
August 20, 2025